                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrant [X]

        Filed by a party other than the Registrant [ ]

        Check the appropriate box:

   [ ]  Preliminary Proxy Statement        [ ] Confidential, For Use of the Com-
                                               mission Only (as permitted by
   [X]  Definitive Proxy Statement             Rule 14a-6(e)(2))

   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material Under Rule 14a-12

                                  AT ROAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5) Total fee paid:

--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
   (3) Filing Party:

--------------------------------------------------------------------------------
   (4) Date Filed:

--------------------------------------------------------------------------------

                                 AT ROAD, INC.

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

     The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of At Road, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Thursday, May 23, 2002, at 9:30 a.m., local time, for the following purposes:

          1. To elect one (1) Class II director to the Company's Board of Directors to serve until the 2005 Annual Meeting;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominee for director, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 3, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          -s- James D. Fay
                                          JAMES D. FAY
                                          Secretary

April 26, 2002
Fremont, California

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                                 AT ROAD, INC.
                             47200 BAYSIDE PARKWAY
                               FREMONT, CA 94538

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of At Road, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Thursday, May 23, 2002, at 9:30 a.m., local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 26, 2002.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Secretary of the Board of Directors) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on April 3, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 46,714,510 shares of Common Stock outstanding and held of record by approximately 181 stockholders.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS II DIRECTOR

NOMINEE

     At the Annual Meeting, the stockholders will elect one (1) Class II director to serve on the Company's Board until the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified. In the event the Class II nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the person named below will be unable or unwilling to serve as a Class II nominee or as a Class II director if elected.

     Assuming a quorum is present, if the Class II nominee receives the highest number of affirmative votes of shares entitled to be voted for him of all nominees presented at the meeting, he will be elected as a Class II director of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of the Class II nominee named below. In the event that additional persons are nominated for election as Class II directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the Class II nominee listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The name of the Class II nominee, his age as of March 31, 2002 and certain other information about him are set forth below:

NAME OF NOMINEE                          AGE             PRINCIPAL OCCUPATION             DIRECTOR SINCE
---------------                          ---             --------------------             --------------
Andrew T. Sheehan(1)(2)................  44    Managing Member, the General Partner of      March 2000
                                               ABS Capital Partners III

---------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Andrew T. Sheehan has served as a director since March 2000. Since April 1998, Mr. Sheehan has been employed by and is a managing member of the general partner of ABS Capital Partners III, a private equity fund. From 1985 to 1998, Mr. Sheehan held various positions at BT Alex. Brown, an investment company, most recently as Managing Director. Mr. Sheehan is also a director of Rainmaker Systems, a provider of electronic customer relationship management services, and several privately held companies. Mr. Sheehan received his B.A. from Dartmouth College and his M.B.A. from the Wharton School of Business.

     The Company's other Class II director, Rodric C. Fan, has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company's business. The Board intends to adopt a resolution prior to the Annual Meeting reducing the size of the Board to five directors effective on the date of the Annual Meeting.

     In addition to its Class II directors, the Company has two other classes of directors: Class I, which consists of Krish Panu and T. Peter Thomas, whose current term expires at the 2004 Annual Meeting of Stockholders; and Class III, which consists of Kris Chellam and Stuart Phillips, whose current term expires at the 2003 Annual Meeting of Stockholders.

     The names of the Class I and III directors, their ages as of March 31, 2002 and certain other information about them are set forth below:

NAME OF DIRECTOR                 AGE           PRINCIPAL OCCUPATION            DIRECTOR SINCE   CLASS
----------------                 ---           --------------------            --------------   -----
Krish Panu.....................  44    Chairman of the Board, Chief            February 1999     I
                                       Executive Officer and President, At
                                       Road, Inc.
T. Peter Thomas(1)(2)..........  55    Managing Director, Institutional        September 1998    I
                                       Venture Management
Kris Chellam(1)................  51    Senior Vice President Finance and       December 1999    III
                                       Chief Financial Officer, Xilinx Inc.
Stuart Phillips(2).............  44    General Partner, U.S. Venture           September 1998   III
                                       Partners

---------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Krish Panu has served as the Company's Chief Executive Officer, President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the boards of directors of two privately held companies. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

     Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx Inc., a provider of programmable logic solutions. Prior to joining Xilinx Inc., he served at Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

     Stuart Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also serves on the board of directors of several privately held companies and from January 1997 to June 2001, he served on the board of directors of CacheFlow, a manufacturer of Internet caching appliances. He holds a B.S. in Electronics from the University of Wales at Cardiff.

     T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves as a director of Atmel Corporation and Transmeta Corporation. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the period from January 1, 2001 through December 31, 2001 (the "last fiscal year"), the Board met eight times and, except for directors Andrew T. Sheehan and T. Peter Thomas, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. Each of Messrs. Sheehan and Thomas attended 11 of the 15 meetings of the Board and its committees. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. A nomination for a director made by a stockholder must be submitted to the Secretary of the Board of Directors at the address of the Company's executive offices set forth above on or before March 12, 2003.

     Nominations that are intended to be included in the Company's proxy statement for the 2003 Annual Meeting must be submitted no later than December 27, 2002. See "Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting."

     The Audit Committee consists of directors Kris Chellam, Andrew T. Sheehan and T. Peter Thomas, three of the Company's non-employee directors, and held five meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     The Compensation Committee consists of directors Stuart Phillips, Andrew T. Sheehan and T. Peter Thomas, and held two meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1996 stock option plan, 2000 stock option plan and 2000 employee stock purchase plan, subject to certain exceptions.

BOARD COMPENSATION

     Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not compensated for their services as directors.

     The Company's directors are eligible to participate in the Company's 1996 stock option plan and 2000 stock option plan. Since the beginning of 2000, directors who are employees of the Company are eligible to participate in the Company's 2000 employee stock purchase plan (the "ESPP") and directors who are not employees of the Company are eligible to participate in the Company's 2000 directors' stock option plan (the "Directors' Plan").

     Under the ESPP, eligible employees are permitted to purchase common stock through payroll deductions, which may not exceed 20% of an employee's total compensation. Stock is purchased at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or at the end of the purchase period. In addition, no employee may purchase more than 2,700 shares of common stock under the ESPP in any one purchase period. Employees may end their participation in the ESPP at any time during an offering period, and participation ends automatically on termination of employment. Messrs. Fan and Panu did not participate in the ESPP during 2001.

     Under the Directors' Plan, each individual who first becomes a non-employee director after September 29, 2000 will receive an automatic initial grant of an option to purchase 40,000 shares of common stock upon appointment or election to the Board. These automatic grants to purchase 40,000 shares will vest and become exercisable as to 1/4 of the total number of shares subject to the option on the 12 month anniversary of the date of grant and as to 1/48 of the total number of shares subject to the option each month following the date of grant; provided, that immediately prior to a change of control transaction, such grants shall be automatically fully vested. The Directors' Plan also provides for automatic annual grants of options to purchase 10,000 shares of common stock on the date of each annual meeting of the Company's stockholders to each non-employee director who has served on the Board for at least six months prior to such meeting. The automatic grants to purchase 10,000 shares will vest and become exercisable in installments of 1/12 of the total number of shares subject to the option each month following the date of grant; provided, that immediately prior to a change of control transaction, such grants shall be automatically fully vested. All options granted under the Directors' Plan will have a term of 10 years and an exercise price equal to the fair market value of the Company's common stock on the date of grant. Therefore, pursuant to the Directors' Plan, Messrs. Chellam, Phillips, Sheehan and Thomas each were granted an option to purchase 10,000 shares of common stock on May 24, 2001, the date of last year's annual meeting of stockholders, with an exercise price of $1.97 per share, and each will be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting.

RECOMMENDATION OF THE BOARD

                        THE BOARD RECOMMENDS A VOTE FOR
               THE ELECTION OF THE CLASS II NOMINEE NAMED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

 THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER
                                   31, 2002.

                                   MANAGEMENT

     The Company's executive officers and directors and their ages as of March 31, 2002 are as follows:

NAME                        AGE                       POSITION(S)
----                        ---                       -----------
Krish Panu................  44    Chairman of the Board, Chief Executive Officer and
                                  President
Rodric C. Fan(1)..........  57    Director and Chief Technology Officer
Thomas C. Hoster..........  51    Chief Financial Officer and Vice President, Finance
                                  and Administration
Thomas Allen..............  48    Chief Information Officer and Senior Vice President
Kris Chellam..............  51    Director
Stuart Phillips...........  44    Director
Andrew T. Sheehan.........  44    Director
T. Peter Thomas...........  55    Director

---------------

(1) Mr. Fan has indicated that effective on the date of the Annual Meeting, he will resign from the Board for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms.

     Krish Panu has served as the Company's Chief Executive Officer, President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the boards of directors of two privately held companies. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

     Rodric C. Fan has served as one of the Company's directors since August 1996. Mr. Fan has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms. Since September 1998, Mr. Fan has served as the Company's Chief Technology Officer, and from August 1996 to September 1998, he served as the Company's Chief Executive Officer and President. From May 1993 to August 1996 Mr. Fan was the Technical Director for GPS-related projects and Global Star Satellites, and from May 1989 to May 1993 he was the Manager of the Satellite Orbit Control Division, at Space Systems Loral, a producer of commercial communications and weather satellites. Mr. Fan holds a B.E.S. in Electrical Engineering from Brigham Young University and an M.S. in Electrical Engineering specializing in the areas of data communications from Northwestern Polytec University.

     Thomas C. Hoster has served as the Company's Vice President, Finance and Administration and Chief Financial Officer since November 1999. Prior to joining the Company, Mr. Hoster was Senior Vice President and Chief Financial Officer of GetSmart, an on-line provider of consumer financial services, from May 1998 to March 1999. Prior to GetSmart, Mr. Hoster was Chief Financial Officer of ClickAction, a provider of e-mail marketing services, formerly known as MySoftware Company, from June 1996 to May 1998. Prior to that, Mr. Hoster held several finance and administration positions at Octel Communications, a voice messaging company, from December 1989 to June 1996. Mr. Hoster has a B.S.E. in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

     Thomas Allen has served as the Company's Vice President, Information Technology and Management Systems from August 1999 to July 2000 and as the Company's Chief Information Officer and Senior Vice President since August 2000. From June 1999 to August 1999, Mr. Allen served as Director of Operations of IPass, an Internet services company. From January 1996 to June 1999, Mr. Allen served as Vice President of

Network Engineering at Visa International, a payment card company. From March 1983 to August 1995, Mr. Allen served as General Manager at Southern California Edison, an electric utility company. Mr. Allen holds a B.S. in Industrial Engineering from State University of New York at Buffalo, an M.B.A. from San Jose State University and a Certificate in Executive Management from the Peter
F. Drucker Management Center at the Claremont Graduate University.

     Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx Inc., a provider of programmable logic solutions. Prior to joining Xilinx Inc., he served at Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

     Stuart Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also serves on the board of directors of several privately held companies and from January 1997 to June 2001, he served on the board of directors of CacheFlow, a manufacturer of Internet caching appliances. He holds a B.S. in Electronics from the University of Wales at Cardiff.

     Andrew T. Sheehan has served as a director of the Company since March 2000. Since April 1998, Mr. Sheehan has been employed by and is a managing member of the general partner of ABS Capital Partners III, a private equity fund. From 1985 to 1998, Mr. Sheehan held various positions at BT Alex. Brown, an investment company, most recently as Managing Director. Mr. Sheehan is also a director of Rainmaker Systems, a provider of electronic customer relationship management services, and several privately held companies. Mr. Sheehan received his B.A. from Dartmouth College and his M.B.A. from the Wharton School of Business.

     T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves as a director of Atmel Corporation and Transmeta Corporation. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's common stock as of March 31, 2002 by:

     - Each of the Company's directors and each of the Company's executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"),

     - All directors and executive officers as a group, and

     - Each person who is known by the Company to own beneficially more than 5% of the Company's common stock.

     Percentage of beneficial ownership is based on 46,714,510 shares of common stock outstanding as of March 31, 2002, together with options that are exercisable within 60 days after March 31, 2002 for each person.

     Except as otherwise noted, the address of each person listed in the table is c/o At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, and the persons listed in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes voting and investment power with respect to the shares.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY       PERCENT
NAME OF BENEFICIAL OWNER                                         OWNED       OF COMMON STOCK
------------------------                                      ------------   ---------------
Krish Panu(1)...............................................    3,526,666          7.53%
Institutional Venture Partners(2)...........................    8,170,512         17.49
  3000 Sand Hill Road, Bldg. 2, Suite 290
  Menlo Park, California 94025
U.S. Venture Partners(3)....................................    7,866,017         16.84
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025
ABS Capital Partners III, L.P.(4)...........................    2,880,769          6.17
  400 E. Pratt Street
  Baltimore, Maryland, 21202
Admirals, L.P.(5)...........................................    2,576,922          5.52
  c/o Galleon Management, 135 E. 57th Street, 26th Floor
  New York, New York 10022
Orient Semiconductor Electronics Ltd.(6)....................    2,557,062          5.47
  c/o Edmond Tseng, 2700 Augustine Dr., #140
  Santa Clara, California 95054
Rodric C. Fan(7)............................................    2,244,494          4.80
Thomas C. Hoster(8).........................................      400,608             *
Thomas Allen(9).............................................      297,282             *
David Manovich(10)..........................................      200,000             *
Kris Chellam(11)............................................      182,500             *
Stuart Phillips(12).........................................       47,500             *
  2180 Sand Hill Road, Suite 300
  Menlo Park, California 94025
T. Peter Thomas(13).........................................      459,500             *
  3000 Sand Hill Road, Bldg. 2, Suite 290
  Menlo Park, California 94025
Andrew T. Sheehan(14).......................................       35,000             *
  400 E. Pratt Street
  Baltimore, Maryland, 21202
All directors and executive officers as a group (9
  persons)(15)..............................................   25,861,348         54.78

---------------

  *  Less than one percent of the outstanding shares of common stock.

 (1) Represents 100,000 shares held by Latha K. Nagarajan, as Trustee of the Krish Panu Grantor Retained Annuity Trust, 100,000 shares held by Latha K. Nagarajan, as Trustee of the Nina Panu Grantor Retained Annuity Trust and 3,210,000 shares held by Krish Panu and Nina Panu, Trustees of the Krish and Nina Panu 2000 Family Trust. Includes 116,666 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002.

 (2) Includes 100,601 shares held by IVM Investment Fund, VIII, LLC, 7,539,412 shares held by Institutional Venture Partners, VIII, L.P., 25,138 shares held by IVM Investment Fund VIII-A, LLC, 55,861 shares held by IVP Founders Fund I, L.P., 12,000 held by Jacqueline Stewart directly and by retirement plan and 437,500 shares held by T. Peter Thomas. T. Peter Thomas, a director of the Company, Samuel Colella, Reid Dennis, R. Thomas Dyal, Timothy Haley, Ruthann Quindlen, Rebecca Robertson, L. James Strand, William Tai and Geoffrey Yang are managing directors of the general partner or managing members of each of these entities and share voting and dispositive power with respect to the shares held by each such entity. Each managing director or member disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

 (3) Includes 6,323,586 shares held by U.S. Venture Partners V, L.P. (USVP V), 154,577 shares held by USVP V Entrepreneur Partners, L.P. (EP V), 351,311 shares held by USVP V International, L.P. (V Intl), and 196,734 shares held by 2180 Associates Fund V, L.P. (2180 V). Presidio Management Group V, L.L.C. (PMG V) is the general partner of each of USVP V, EP V, V Intl, and 2180 V. Stuart G. Phillips, a director of the Company, Irwin Federman, Jason E. Green, Steven M. Krausz, Philip M. Young and Jonathan D. Root are the managing members of PMG V, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP V, EP V, V Intl and 2180 V.

     Also includes 806,216 shares held by U.S. Venture Partners VII, L.P. (USVP
     VII), 8,398 shares held by USVP Entrepreneur Partners VII-A, L.P. (EP VII-A), 8,398 shares held by USVP Entrepreneur Partners VII-B, L.P. (EP VII-B), and 16,797 shares held by 2180 Associates Fund VII, L.P. (2180
     VII). Presidio Management Group VII, L.L.C. (PMG VII) is the general partner of each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Stuart G. Phillips, a director of the Company, Irwin Federman, Winston Fu, Jason E. Green, Steven M. Krausz, David Liddle, Jonathan D. Root and Philip M. Young are the managing members of PMG VII, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Each of PMG V, PMG VII, Irwin Federman, Winston Fu, Jason E. Green, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root and Phillip M. Young disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests.

 (4) Andrew T. Sheehan, a director of the Company, is a managing member of ABS Capital Partners III, LLC, the general partner of ABS Capital Partners III, L.P., which owns such shares. The general partners of ABS Capital Partners III, L.P., Mr. Sheehan, John Stobo, Donald Hebb, Frederick Bryant and Timothy Weglicki share voting and dispositive power with respect to these shares. Each general partner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

 (5) Krishen Sud and David Slaine are the general partners of Admirals, L.P. Messrs. Sud and Slaine share voting and dispositive power with respect to these shares.

 (6) Represents 2,480,295 shares held by Orient Semiconductor Electronics Ltd. and 76,767 shares held by Eugene C.V. Duh. Mr. Duh is a director and 10% shareholder of Orient Semiconductor Electronics Ltd. The board of directors of Orient Semiconductor Electronics Ltd., Mei-Shou Duh Yang, Eugene C.V. Duh, Edward S. Duh, Ping-Ping Chang Chao, Kwan-Fen Wang Chan, Teng-Kung Liu and Calvin Lee, share voting and dispositive power with respect to these shares. Each member of the board of directors of Orient Semiconductor Electronics Ltd. disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

 (7) Represents 1,180,000 shares held by Rodric C. Fan or Judy Fan, Trustees of the Fan Family Trust DTD 1/19/00, 155,250 shares held by Rodric C. Fan, 2,000 shares held by Judy Fan, 675,000 shares held by

     R.C. Fan Management Company, L.P., 60,000 shares held by Eric Fan, 63,911 shares held by Carey B. Fan, 60,000 shares held by David W. Fan, and 15,000 shares held by Rodric C. Fan and Judy Fan, custodians for Dorian Falcone. Includes 33,333 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002. Mr. Fan has indicated that effective on the date of the Annual Meeting, he will resign from the Board for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms.

 (8) Includes 5,000 shares held by Zoe Hoster, 5,000 shares held by Alexandra Hoster and 5,000 shares held by Joan Zwiep. Includes 42,708 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002.

 (9) Includes 154,832 shares issuable upon exercise of options within 60 days after March 31, 2002.

(10) Mr. Manovich's employment with the Company terminated on May 1, 2001.

(11) Includes 90,000 shares held by Kris Chellam & Evelyne Chellam, TTEES for the Chellam Family Trust. Includes 55,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002.

(12) Represents 47,500 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002. Excludes 7,866,317 shares held by U.S. Venture Partners V, L.P. and its affiliates. See note (3).

(13) Includes 12,000 shares held by Jacqueline Stewart directly and by retirement plan. Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002. Excludes 7,721,012 shares held by Institutional Venture Partners, VIII, L.P. and its affiliates. See note (2).

(14) Represents 35,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002. Excludes 2,880,769 shares held by ABS Capital Partners III, L.P. See note (4).

(15) Includes 495,039 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002 and 18,467,798 shares held by affiliates of the directors and officers of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individual who served as the Company's chief executive officer during the year ended December 31, 2001; (b) the three other most highly compensated individuals who served as an executive officer of the Company during the year ended December 31, 2001; (c) one additional individual who would have been included in the four most highly compensated individuals, except that he was not serving as an executive officer on December 31, 2001; and (d) the compensation received by each such individual for the Company's two preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                        -------------------------------------   ------------
                                                                   OTHER         SECURITIES        ALL
                                                                  ANNUAL         UNDERLYING       OTHER
                               FISCAL    SALARY     BONUS      COMPENSATION     OPTIONS/SARS   COMPENSATION
NAME & PRINCIPAL POSITION       YEAR      ($)        ($)            ($)            (#)(1)          ($)
-------------------------      ------   --------   --------   ---------------   ------------   ------------
Krish Panu...................   2001    $274,038   $100,000(2)       $--           685,000         $--
Chairman of the Board, Chief    2000     224,519    100,000(3)        --                --          --
Executive Officer and
  President                     1999     168,462         --          --          3,000,000          --
Rodric C. Fan(4).............   2001     138,990     60,000(2)        --           100,000          --
Director and Chief Technology   2000     138,956     45,000(3)        --                --          --
Officer                         1999     138,910         --          --                 --          --
Thomas C. Hoster.............   2001     190,000         --          --            120,000
Chief Financial Officer and     2000     182,654     50,000          --             50,000          --
Vice President, Finance and     1999      22,885         --          --                 --          --
Administration
Thomas Allen.................   2001     175,000         --          --            220,000          --
Chief Information Officer and   2000     164,615     70,000          --            100,000          --
Senior Vice President           1999      49,308         --          --                 --          --
David Manovich(5)............   2001      73,670    100,000          --                 --          --
Chief Operating Officer and     2000     186,253     50,274          --            200,000          --
Senior Vice President           1999      52,500         --          --                 --          --

---------------

(1) As of December 31, 2001, the Named Executive Officers held restricted stock, which was originally issued upon the early exercise of options granted to the Named Executive Officers, in the following aggregate numbers and values, based on the $5.88 per share closing price of the Company's common stock on The Nasdaq Stock Market on December 31, 2001 and net of consideration paid for the shares:

     (a) Krish Panu held 693,752 shares of common stock representing an aggregate value of $4,033,009.

     (b) Rodric C. Fan held 75,000 shares of common stock representing an aggregate value of $341,250.

     (c) Thomas C. Hoster held 161,720 shares of common stock representing an aggregate value of $735,292.

     (d) Thomas Allen held 25,157 shares of common stock representing an aggregate value of $114,464.

(2) These bonuses were earned in 2000 and paid in 2001.

(3) These bonuses were earned in 1999 and paid in 2000.

(4) Mr. Fan has indicated that effective on the date of the Annual Meeting, he will resign from the Board for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms.

(5) Mr. Manovich's employment with the Company terminated on May 1, 2001.

CHANGE-OF-CONTROL AGREEMENTS

     The Company has entered into an agreement with Krish Panu that provides that following a change of control transaction, subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically 50% vested. Additionally, if Mr. Panu's employment is terminated involuntarily other than for cause within 12 months following a change of control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fully vested. The Company has entered into agreements with the remaining Named Executive Officers which provide that in the event of an involuntary termination within:

     - one year following a change of control transaction and the employee was employed by the Company for less than one year prior to the change of control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 12 months following the involuntary termination or

     - one year following a change of control transaction and the employee was employed by the Company for at least one year prior to the change of control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 24 months following the involuntary termination.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                INDIVIDUAL GRANTS(1)
                                 ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                                   AT ASSUMED ANNUAL
                                 NUMBER OF    TOTAL OPTIONS                               RATES OF STOCK PRICE
                                 SECURITIES    GRANTED TO                                   APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES IN    EXERCISE                       OPTION TERM(2)
                                  OPTIONS        FISCAL         PRICE     EXPIRATION   ---------------------------
NAME                             GRANTED(#)    YEAR(%)(3)     ($/SH)(4)      DATE         5%($)         10%($)
----                             ----------   -------------   ---------   ----------   -----------   -------------
Krish Panu.....................   350,000         9.51%        $3.6875      1/11/11     $811,948      $2,057,798
Chairman of the Board, Chief       35,000         0.95          1.51        6/14/11       33,249          84,265
Executive Officer and President   300,000         8.15          2.00        9/30/11      377,467         956,652
Rodric C. Fan(5)...............   100,000         2.72          3.6875      1/11/11      231,985         587,942
Director and Chief Technology
Officer
Thomas C. Hoster...............    25,000         0.68          2.00        3/26/11       31,456          79,721
Chief Financial Officer and        20,000         0.54          1.51        6/14/11       18,999          48,151
Vice President, Finance and        75,000         2.04          2.00        9/30/11       94,367         239,163
Administration
Thomas Allen...................    20,000         0.54          1.51        6/14/11       18,999          48,151
Chief Information Officer and     200,000         5.43          2.00        9/30/11      251,645         637,768
Senior Vice President
David Manovich(6)..............        --           --         --                --           --              --
Chief Operating Office and
Senior Vice President

---------------

(1) Options generally vest 25% after the first annual anniversary of the grant date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Company's common stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 3,680,855 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance certain option exercises by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(5) Mr. Fan has indicated that effective on the date of the Annual Meeting, he will resign from the Board for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms.

(6) Mr. Manovich's employment with the Company terminated on May 1, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 2001. In addition, the table sets forth the number of shares covered by stock options as of the year ended December 31, 2001, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the year ended December 31, 2001.

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT             "IN-THE-MONEY" OPTIONS AT
                                SHARES                       FISCAL YEAR END(#)(1)         FISCAL YEAR END($)(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Krish Panu..................        --        $    --             0        685,000       $      0      $2,084,325
Chairman of the Board, Chief
Executive Officer and
President
Rodric C. Fan(3)............        --             --             0        100,000              0         219,250
Director and Chief
Technology Officer
Thomas C. Hoster............        --             --        12,500        157,500         53,188         634,963
Chief Financial Officer and
Vice President, Finance and
Administration
Thomas Allen................        --             --       113,167        409,583        405,337       1,515,067
Chief Information Officer
and Senior Vice President
David Manovich(4)...........    12,499         18,540            --             --             --              --
Chief Operating Office and
Senior Vice President

---------------

(1) No stock appreciation rights (SARs) were outstanding during the year ended December 31, 2001.

(2) Based on the $5.88 per share closing price of the Company's common stock on The Nasdaq Stock Market on December 31, 2001, less the exercise price of the options.

(3) Mr. Fan has indicated that effective on the date of the Annual Meeting, he will resign from the Board for reasons unrelated to the Company's business. Mr. Fan has also indicated that effective on the date of the Annual Meeting, he will resign as the Company's Chief Technology Officer and assume the position of Vice President, Emerging Platforms.

(4) Mr. Manovich's employment with the Company terminated on May 1, 2001.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the year ended December 31, 2001. The Committee is responsible for establishing and monitoring the compensation policies and specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

COMPENSATION POLICY

     Under the supervision of the Board of Directors (the "Board"), the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is composed of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that are established from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officer and the Company's stockholders.

     The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, subscriber growth, revenue growth and earnings growth.

LONG-TERM INCENTIVE COMPENSATION

     The Company has utilized its stock option plans to provide executive officers and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby more closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

     Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the common stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Krish Panu has served as the Company's President and Chief Executive Officer since February 1999. His base salary for the year ended December 31, 2001 was $274,038.

     The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Panu's salary and stock option grant. Significant factors in establishing Mr. Panu's compensation were the achievement of revenue, expense and profitability targets; growth of the Company's subscriber base; the size of his current ownership interest in the Company, including portions that were unvested; and changes in the compensation for similarly situated chief executive officers.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 stock option plan and 2000 stock option plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          Stuart Phillips
                                          Andrew T. Sheehan
                                          T. Peter Thomas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board in July 2000, a copy of which was included as Appendix A to the Company's proxy statement for the 2001 Annual Meeting of Stockholders. Each of the members of the Audit Committee is in compliance with the Nasdaq Marketplace Rules for independence of audit committee members.

     The Audit Committee recommends to the Board of Directors (the "Board"), subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

     The Audit Committee held five meetings during the last fiscal year. The meetings were designed to facilitate and encourage communication among the Audit Committee, management and the Company's independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for the last fiscal year with management and the independent accountants.

     The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor, Deloitte & Touche LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          Audit Committee:

                                          Kris Chellam
                                          Andrew T. Sheehan
                                          T. Peter Thomas

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

     For the fiscal year ended December 31, 2001, Deloitte & Touche LLP, the Company's independent auditor and principal accountant, billed the fees set forth below.

Audit Fees (including fees in connection with the Company's
  annual audit and review of financial statements)..........  $160,400
                                                              --------
Financial Information Systems Design and Implementation
  Fees......................................................  $     --
                                                              --------
All Other Fees..............................................  $241,015
                                                              --------

The Audit Committee has considered whether and concluded that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining its independence from the Company.

                           RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

     In connection with the exercise of options to purchase common stock granted pursuant to the Company's 1996 stock option plan, the Company has provided loans to the following executive officers pursuant to notes secured by stock pledge agreements. The loans that were outstanding as of March 31, 2002 are summarized below:

NAME                                         DUE DATE    INTEREST RATE   ISSUE DATE   NOTE AMOUNT
----                                        ----------   -------------   ----------   -----------
Krish Panu................................  12/16/2004       6.11%       12/16/1999    $275,000
Krish Panu................................   2/23/2005       6.46         2/23/2000     500,000
Rodric C. Fan.............................  12/17/2003       6.11        12/16/1999     200,000
Thomas C. Hoster..........................  11/30/2004       6.11         12/1/1999     450,000
Thomas Allen..............................  12/15/2004       6.11        12/15/1999     100,000
Thomas Allen..............................    1/2/2005       5.53          1/2/2001      34,833

     The Company has entered into change-of-control agreements with some of the Company's officers and directors. See "Change-of-Control Agreements."

     The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

TRANSACTIONS WITH STOCKHOLDERS

     Orient Semiconductor Electronics, which holds more than 5% of the Company's common stock, manufactured Internet Location Managers for the Company pursuant to purchase orders in the aggregate amount of approximately $3,007,000 in 2001. At December 31, 2001, approximately $40,000 owed to Orient Semiconductor Electronics was included in the Company's accounts payable.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for the Company's common stock since September 29, 2000 (the date on which the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq Stock Market (U.S.) Index and (ii) The Dow Jones Wireless Communications Index. The graph assumes that $100 was invested on September 29, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $9.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           AMONG AT ROAD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE DOW JONES WIRELESS COMMUNICATIONS INDEX

                              (PERFORMANCE GRAPH)

* $100 invested on 9/29/00 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                            CUMULATIVE TOTAL RETURN

-----------------------------------------------------------------------------------------------------
                                                             9/29/00        12/31/00       12/31/01
-----------------------------------------------------------------------------------------------------
 At Road, Inc.                                               $100.00         $31.30         $81.80
 The Nasdaq Stock Market (U.S.) Index                         100.00          66.96          53.13
 The Dow Jones Wireless Communications Index                  100.00          65.07          50.81

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Board of Directors, At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, no later than December 27, 2002. If the Company is not notified of a stockholder proposal by March 12, 2003, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its year ended December 31, 2001, except for Rodric C. Fan, a director of the Company and the Company's Chief Technology Officer, all Reporting Persons complied with all applicable filing requirements. Mr. Fan filed one late report (which he later amended) regarding the following purchases of shares of common stock:

     (1) in September 2000, (i) 250 shares of common stock by him, (ii) 2,000 shares of common stock by his spouse and (iii) 250 shares of common stock by one of his children; and

     (2) in October 2000, an aggregate of 830 shares of common stock by one of his children.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          -s- James D. Fay
                                          JAMES D. FAY
                                          Secretary

April 26, 2002
Fremont, California

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF AT ROAD, INC. FOR THE
          2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2002

        The undersigned stockholder of At Road, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of 2002 Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2002, and hereby appoints Krish Panu and Thomas Hoster or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of At Road, Inc. to be held on Thursday, May 23, 2002 at 9:30 a.m., local time, at 47200 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        1. ELECTION OF CLASS II DIRECTOR:

           ___ FOR the nominee listed below.

           ___ WITHHOLD authority to vote for the nominee listed below.

           CLASS II NOMINEE:

               Andrew T. Sheehan

        2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

                     ___ FOR     ___AGAINST     ___ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS II DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

_____________________________________            Date:__________________________
Signature


_____________________________________            Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)